Exhibit 99(a), Form 10-K
                                                       Kansas City Life
                                                       Insurance Company







                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549


                                      FORM 11-K







            [ ]             ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
                          For the fiscal year ended December 31, 1997



                                         OR



            [ ]        TRANSITION REPORT PURSUANT TO SECTION 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED] For the transition period from __________ to ___________



                           Commission File Number 2-40764



         A. Kansas City Life Insurance Company Savings and Investment Plan 3520 Broadway
             Kansas City, Missouri 64111-2565



         B.  Kansas City Life Insurance Company
             3520 Broadway
             Kansas City, Missouri 64111-2565


Kansas City Life Insurance Company
Savings and Investment Plan

Financial Statements
1997


Statement of Net Assets
     Available for Plan Benefits...................1-2

Statement of Changes in Net Assets
     Available for Plan Benefits...................3-4

Notes to Financial Statements......................5-8

Supplemental Schedules

Assets Held For Investment.........................9

Transactions in Excess of
Five Percent of the Current
Value of the Plan Assets...........................10

Report of Independent Auditors



Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1997
(in thousands)


                                Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                 I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total


Assets
Investments, at fair value:
Twentieth Century Growth         3560     -       -       -       -       -       -       -       -       -        3560
Kansas City Life common stock       -  5508   33151       -       -       -       -       -       -       -       38659
Met Life Guar. Interest Contract    -     -       -    5230       -       -       -       -       -       -        5230
Vanguard Bond Index Fund            -     -       -       -     676       -       -       -       -       -         676
Templeton Foreign Fund              -     -       -       -       -    2610       -       -       -       -        2610
Vanguard Balanced Index Fund        -     -       -       -       -       -     632       -       -       -         632
Fidelity Value Fund                 -     -       -       -       -       -       -    3168       -       -        3168
Vanguard Extended Market Fund       -     -       -       -       -       -       -       -    1065       -        1065
Loans to participants               -     -       -       -       -       -       -       -       -    1159        1159
Total investments                3560  5508   33151    5230     676    2610     632    3168    1065    1159       56759

Cash                               15    13      86      22       4     -68      26       8      51       -         157
Interest receivable                 -     -       -      28       -       -       -       -       -       -          28

Net assets available
for plan benefits                3575  5521   33237    5280     680    2542     658    3176    1116    1159       56944




See accompanying Notes to Financial Statements.





Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1996
(in thousands)

                                 Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                  I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total
Assets
Investments, at fair value:
Twentieth Century Growth         2567     -       -       -       -       -       -       -       -       -         2567
Kansas City Life common stock       -  4398   22516       -       -       -       -       -       -       -        26914
Met Life Guar. Interest Contract    -     -       -    4497       -       -       -       -       -       -         4497
Vanguard Bond Index Fund            -     -       -       -     661       -       -       -       -       -          661
Templeton Foreign Fund              -     -       -       -       -    2447       -       -       -       -         2447
Vanguard Balanced Index Fund        -     -       -       -       -       -     391       -       -       -          391
Fidelity Value Fund                 -     -       -       -       -       -       -    2405       -       -         2405
Vanguard Extended Market Fund       -     -       -       -       -       -       -       -     638       -          638
Loans to participants               -     -       -       -       -       -       -       -       -    1030         1030
Total investments                2567  4398   22516    4497     661    2447     391    2405     638    1030        41550

Cash                              -15  -171      62     196     -17    -139      -4     100      61       -           73
Interest receivable                 -     -       -      22       -       -       -       -       -       -           22

Net assets available

for plan benefits                2552  4227   22578    4715     644    2308     387    2505     699    1030        41645











See accompanying Notes to Financial Statements.







Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1997
(in thousands)

                                 Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                  I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total
Contributions:
Employer                  $         -     -    1809       -       -       -       -       -       -       -         1809
Employee                          343   193       -     300      71     288      78     402     134       -         1809
                                  343   193    1809     300      71     288      78     402     134       -         3618

Investment income, net:
Interest                            -     -      11     314       -       -       -       -       -       -          325
Interest on participant loans      21     8       -      16       2      12       4      20       6       -           89
Dividends                         524   115     663       -      43     277      24     426      72       -         2144
Net appreciation (depreciation)
on investments                    228  1693    9721       -      17    -106      78     100     120       -        11851
Net investment income             773  1816   10395     330      62     183     106     546     198       -        14409




Employee withdrawals             -111  -206   -1483    -525     -25    -116     -12    -144     -44       -        -2666
Forfeitures                         -     -     -62       -       -       -       -       -       -       -          -62
Participant loans:  Made         -133   -64       -    -185     -12     -76      -4    -130      -8     612            -
Repaid                            111    72       -      90      10      60      12      98      30    -483            -
Transfer from (to) other funds     40  -517       -     555     -70    -105      91    -101     107       -            -



Net assets available for plan benefits:
Net increase (decrease)          1023  1294   10659     565      36     234     271     671     417     129        15299
Beginning of year                2552  4227   22578    4715     644    2308     387    2505     699    1030        41645


End of year                      3575  5521   33237    5280     680    2542     658    3176    1116    1159        56944



See accompanying Notes to Financial Statements.







Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1996
(in thousands)

                                 Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                  I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total
Contributions:
Employer                  $         -     -    1703       -       -       -       -       -       -       -         1703
Employee                          306   211       -     272      74     286      74     361     119       -         1703
                                  306   211    1703     272      74     286      74     361     119       -         3406

Investment income, net:
Interest                            -     -       1     238       -       -       -       -       -       -          239
Interest on participant loans      16     8       -      12       2      11       3      15       5       -           72
Dividends                          49   123     621       -      43     105      18     266      48       -         1273
Net appreciation (depreciation)
on investments                    304   665    3344       -     -18     265      38     121      58       -         4777
Net investment income             369   796    3966     250      27     381      59     402     111       -         6361




Employee withdrawals             -168  -222   -2046    -880     -45    -220    -125    -258     -85       -        -4049
Forfeitures                         -     -     -51       -       -       -       -       -       -       -          -51
Participant loans:  Made         -107   -94       -    -158     -13     -52     -12    -100     -13     549            -
Repaid                             86    33       -     108      12      42      12      76      22    -391            -
Transfer from (to) other funds   -239  -432       -    1171     -61     -92     -44    -316      13       -            -



Net assets available for plan benefits:
Net increase (decrease)           247   292    3572     763      -6     345     -36     165     167     158         5667
Beginning of year                2305  3935   19006    3952     650    1963     423    2340     532     872        35978


End of year                      2552  4227   22578    4715     644    2308     387    2505     699    1030        41645



See accompanying Notes to Financial Statements.








                       Kansas City Life Insurance Company
                           Savings and Investment Plan
                          Notes To Financial Statements


ORGANIZATION

The Kansas City Life Insurance Company Savings and Investment Plan (the Plan) is a defined contribution benefit plan sponsored by Kansas City Life Insurance Company (the Company) and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by a committee appointed by the Executive Committee of the Company. On January 1, 1988, the original plan was revised to incorporate the provisions of Section 401(k) of the Internal Revenue Code. The cash and investments of the Plan are in the custody of three trustees who are also officers of the Company. The Plan consists of nine funds. Fund I invests in a growth stock fund. Funds II and III invest in the Company's common stock. All Company contributions and earnings thereon are included in Fund III. Fund IV invests in a guaranteed interest contract. Fund V invests in an investment grade bond fund. Fund VI invests in a managed global common stock fund. Fund VII invests in a balanced index fund. Fund VIII invests in a capital appreciation stock fund. Fund IX invests in a small capitalization stock index fund.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Plan have been prepared on the basis of generally accepted accounting principles.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Valuation of Investments

The investments of the Plan in Funds I and V through IX are reported at fair value based upon net asset value of the mutual fund shares held. The investments in Funds II and III are reported at fair value based upon December's average bid price. Investments in Fund IV are reported at the contract value as stated in the guaranteed interest contract, which approximates fair value. The cost of investments sold is determined on the average cost basis.

Expenses

With the exception of mutual fund administrative fees, costs associated with the administration of the Plan are borne by the Company.






ELIGIBILITY

Each employee, who is at least 21 years of age and has completed one year of employment, with a minimum of 1,000 hours of employment from date of hire is qualified to participate in the Plan.

CONTRIBUTIONS

The participant may elect to enter into a compensation reduction agreement with the Company by which a contribution will be made in an amount equal to one to ten percent of his or her unreduced monthly base salary. The maximum participant contribution for 1997 could not exceed $9,500, with cost of living increases in future years. The maximum contribution made for any participant who is classified as highly compensated is six percent. The contribution rate can be changed only once in any six-month period.

The Company, with respect to each participant, contributes to the Plan as soon as practicable after the end of each month, out of its current or accumulated earnings and profits, an amount equal to 100 percent of such participant's contribution to the Plan. The Company's contributions are made in common stock of the Company, which is valued at the average of its bid price on the over-the-counter market for all business days following the previous monthly valuation date.

The Plan will change for 1998 in that the Company will match employee contributions up to 6 percent of salary and the Company may contribute a profit sharing amount up to 4 percent of salary depending upon the Company's profit performance. In addition non-highly compensated employees will be allowed to contribute up to 15 percent of salary.

WITHDRAWALS AND LOANS

The Plan allows a participant to withdraw all or a part of the value of his or her account which was contributed prior to January 1, 1988. The value of a participant account attributable to contributions after that date may not be withdrawn except in cases of extreme financial hardship. Hardship withdrawals are subject to the approval of the Administrative Committee, and any such withdrawal will be limited to the amount of actual contributions made to the Plan. Gains associated with the contributions or any of the matching Fund III amounts may not be withdrawn for any reason.

Participants may request a loan from the 401(k) portion of their elective accounts under the terms and conditions established by the Administrative Committee. The amount that may be borrowed is limited in accordance with the Internal Revenue Code Section 72(p). Loans will be made for a period no longer than five years, except for a loan used to acquire a primary residence, which may be for up to ten years.









INVESTMENTS

The guaranteed interest contract held by the Plan provided an average yield of 6.34% and 5.99% during 1997 and 1996, respectively. Crediting rates were 6.35% and 6.25% at December 31, 1997 and 1996, respectively. These rates are reset every three months.

The fair value of individual investments that represent 5 percent or more of the Plan's participating employees' net assets available for plan benefits follows.
                                                      1997             1996
                                                      ----             ----
                                                           (in thousands)
Twentieth Century Growth Stock Fund,
  148,251 shares  - 1997 and 117,323 shares  - 1996. $ 3,560           2,567
Kansas City Life Insurance Company common stock,
  445,954 shares - 1997 and 441,496 shares - 1996.    38,659          26,914
Met Life Managed Guaranteed Interest Contract          5,230           4,497
Templeton Foreign Fund
  262,281 shares - 1997 and 236,154 shares - 1996.     2,610           2,447
Fidelity Value Fund
     58,613 shares - 1997 and 46,657 shares - 1996.    3,168           2,405



The fair value of the Plan's investments has changed as follows.

                    1997                                1996
                    ----                                ----
                         Net                                       Net
                     Appreciation                              Appreciation
                    (Depreciation)                            (Depreciation)
         Fair Value   In Fair Value              Fair Value     In Fair Value
                  (in thousands)                     (in thousands)

Fund I          $3,560     228                        $2,567             304
     II          5,508   1,693                         4,398             665
     III        33,151   9,721                        22,516           3,344
     IV          5,230       -                         4,497               -
     V             676      17                           661             (18)
     VI          2,610    (106)                        2,447             265
     VII           632      78                           391              38
     VIII        3,168     100                         2,405             121
     IX          1,065     120                           638              58
                 -----   -----                         -----           -----
Total          $55,600  11,851                       $40,520           4,777
                ======  ======                        ======           =====









VESTING

Company contributions vest to the participant 30 percent after three years of employment, 40 percent after four years and an additional 20 percent each year thereafter until the participant is fully vested in Company contributions after seven years.

PLAN DOCUMENT

The Plan document is available upon request. Participants should refer to this document for a more complete description of the Plan's provisions.

TAX STATUS

The Internal Revenue Service has issued a determination letter dated October 3, 1995 that, in form, the Plan and Trust forming a part thereof, meet the requirements of the Internal Revenue Code Section 401(a) as a qualified plan and trust. If the Plan qualifies in operation, the Trust's earnings will be exempt from taxation, the Company's contributions will be deductible, and each participant will incur no current tax liability on either the Company's contributions or any earnings of the trust credited to the participant's account prior to the time that such contributions or earnings are withdrawn or made available to the participant. At the time a distribution occurs, whether because of retirement, termination, death, disability or voluntary withdrawal of funds, any amounts distributed comprised of Company contributions, employee pretax contributions, and earnings on contributions of the Company or the participant shall be taxed to the participant at the tax rate then in effect. The Plan administrator is not aware of any series of events or course of actions that could adversely affect the Plan's qualified status.

PLAN TERMINATION

Although the Company has not expressed any intent to terminate the Savings and Investment Plan, it may do so at any time by adoption of a written resolution by the Company's Board of Directors or the Executive Committee of the Board of Directors. Upon termination of the Plan, participants' accounts would become fully vested and nonforfeitable and distributions would be made as promptly as possible.

IMPACT OF YEAR 2000 (unaudited)

The Company is converting to a new administrative system which will be year 2000 ready. It is anticipated that this conversion will be completed during 1999 at the latest. The costs related to becoming year 2000 ready are minor and will be borne by the Company and therefore will not have an effect on the Plan's financial statements.






Kansas City Life Insurance Company
Savings and Investment Plan
Assets Held for Investment
December 31, 1997
(in thousands, except shares)

                                     Number of
                                     Shares or
Description of Investments           Par Value          Cost         Fair Value

Common stock:
Kansas City Life Insurance Company *     445,954 shares    15,850       38,659

Mutual funds:
Twentieth Century Growth Stock Fund      148,251 shares      2,392       3,560
Met Life Managed Guar. Interest Contract   $5,230            5,230       5,230
Vanguard Bond Index Fund                  67,046 shares        661         676
Templeton Foreign Fund                   262,281 shares      2,361       2,610
Vanguard Balanced Index Fund              38,794 shares        506         632
Fidelity Value Fund                       58,613 shares      2,664       3,168
Vanguard Index Trust-Extended Market Fund 34,644 shares        864       1,065
Total mutual funds                                          14,678      16,941

Loans:
Loans to participants (interest rates
range from 6.5% to 10.0%)                      -             1,159       1,159

                                                            31,687      56,759



* Party-in-interest to the Plan.










                       Kansas City Life Insurance Company
                           Savings and Investment Plan
                            Transactions in Excess of
              Five Percent of the Current Value of the Plan Assets
                          Year ended December 31, 1997
                          (in thousands, except shares)


Party Involved and
Description of Asset Transactions    Shares     Cost   Consideration   Net Gain


Category (iii)--series of securities transactions in excess of 5 percent of plan assets:

Kansas City Life
  common stock *        14 buys      21,849    $1,585            -          -

Kansas City Life
  common stock *        11 sells     17,391       588        1,253        665

Met Life Guaranteed
  interest contract      30 buys          -    $1,498            -          -

Met Life Guaranteed
  interest contract      14 sells         -       764          764          -



There were no category (i), (ii), or (iv) reportable transactions during 1997.




* Party-in-interest to the Plan.

Report of Independent Auditors

The Board of Trustees
Kansas City Life Insurance Company
 Savings and Investment Plan

We have audited the accompanying statements of net assets available for plan benefits of the Kansas City Life Insurance Company Savings and Investment Plan (the Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1997 and transactions in excess of 5% of the current value of plan assets for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The
Fund Information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                  /s/  Ernst & Young LLP

Kansas City, Missouri
February 27, 1998